Exhibit 10.1
EXECUTION COPY
TERMINATION AGREEMENT
THIS TERMINATION AGREEMENT (this “Agreement”) is dated as of October 28, 2011 and made by and between
(1)	THE SHAREHOLDERS OF THE SWITCH ENGINEERING OY as listed in Appendix A to the SPA (as defined below) (the “Sellers”);
(2)	AMERICAN SUPERCONDUCTOR CORPORATION, a corporation incorporated and existing under the laws of Delaware, United States, having its principal place of business at 64 Jackson Road Devens, MA 01434, United States (“AMSC”); and
(3)	THE SWITCH ENGINEERING CORPORATION, a limited liability company incorporated and existing under the laws of Finland, having its principal place of business at Yrittäjänkatu 15, 65380 Vaasa, Finland (the “Company”).
The above parties are hereinafter jointly referred to as the “Parties” and individually as a “Party”.
WHEREAS
(A)	The Sellers and AMSC have entered into a share purchase agreement dated 12 March 2011 and amended on 29 June 2011 (the “SPA”) regarding the Company and a stockholders agreement dated 12 March 2011 and amended on 29 June 2011 (the “Stockholders Agreement”); and

(B)	It is the intention of the Sellers and AMSC to agree on the termination of the SPA and the Stockholders Agreement as of the date hereof.
NOW, THEREFORE, IT IS AGREED:
1.	TERMINATION OF THE AGREEMENTS

1.1	The Sellers and AMSC hereby agree that the SPA and the Stockholders Agreement shall terminate with immediate effect as of the date hereof, except for Section 10 (Confidentiality) of the SPA which shall continue in full force and effect, and that the Sellers and AMSC shall have no further rights or obligations, other than as provided for in this Agreement, towards each other under or in relation to the SPA or the Stockholders Agreement.

1.2	In consideration of the termination herein, each of the Parties confirms that such Party has not and shall not have any claims, charges, complaints, liens, demands, causes of action, damages and liabilities, known or unknown, suspected or unsuspected, against any of the other Parties in relation to the SPA or the Stockholders Agreement.

1.3	In addition to the abovementioned, each Party represents and warrants that neither it nor anyone acting on its behalf has assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims, charges, complaints, liens, demands, causes of action, damages or liabilities it is releasing in this Agreement.

2.	CONFIDENTIALITY

2.1	The Parties agree that all confidential information (including trade secrets, technical, commercial, financial and legal information of the Group Companies (as defined in the SPA and its amendment) and AMSC and its affiliated companies) or other information of a proprietary nature contained in the SPA or relating to the Group Companies or AMSC and its affiliated companies, including Confidential Information (as defined in the SPA), Disclosed Material (as defined in the SPA), the existence and the terms and conditions of the SPA, or obtained by a Party from the other Parties in connection with the due diligence review and negotiations relating to the transactions contemplated in the SPA shall be strictly confidential and not be disclosed to any third party or used to cause damage to another Party. The obligation to keep information confidential does not apply, if (i) a Party is required to provide information by law, regulation or governmental decision, or (ii) a Party is required to provide information by any applicable stock exchange regulations, or (iii) such disclosure has been consented to by the other Party in writing, or (iv) the information is commonly known in the public domain and this is not a result of a breach by the Party. The secrecy obligation set forth in this Section 2 shall remain in effect for five (5) years from the date of this Agreement.

2.2	AMSC undertakes immediately after the signing of this Agreement promptly to destroy or delete all of the documents and all copies thereof containing confidential information, including Confidential Information (as defined in the SPA) and Disclosed Material (as defined in the SPA), regarding the Company, its affiliated companies and the Group Companies (as defined in the SPA) (including all copies thereof and any notes, analyses, compilations, summaries, studies, interpretations or other documents prepared by AMSC or its directors, employees or advisors which contain any confidential information) that was delivered to AMSC by the Sellers, the Company or its advisors or the Group Companies (as defined in the SPA) or that was prepared by AMSC, and confirm such destruction to the Company in writing.

2.3	The Sellers and the Company undertake immediately after the signing of this Agreement promptly to destroy or delete all of the documents and electronic copies thereof containing confidential information regarding AMSC and its affiliated companies (including all copies thereof and any notes, analyses, compilations, summaries, studies, interpretations or other documents prepared by the Sellers, the Company or its directors, employees or advisors which contain any confidential information) that was delivered to the Sellers or to the Company by AMSC or its advisors or that was prepared by the Sellers or the Company and confirm such destruction to AMSC in writing.

2.4	Notwithstanding Sections 2.2 and 2.3 above, the Parties may retain such information as may be required under any applicable law or regulation, and they shall not be required to erase any automatically stored back-up files in electronic data systems.

2.5	Sections 2.2 and 2.3 above shall not apply to any current co-operation between the Company and AMSC outside the transactions contemplated in the SPA and subject to any existing confidentiality agreements between such parties.

3.	ADVANCE PAYMENT

The Parties hereby acknowledge that the Advance Payment (as defined in the SPA) of EUR 14,250,000 paid by AMSC to the Sellers constitutes a termination fee to the

Sellers, and AMSC and its affiliated companies or their assignees or their successors shall have no right whatsoever to claim the Sellers to return the Advance Payment or any part of it.

4.	MISCELLANEOUS

4.1	This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all other agreements, whether oral or in writing between the Parties.

4.2	All press releases and other public relations activities of the Parties with regard to this Agreement shall be mutually approved by Sellers and Purchaser in advance.

4.3	This Agreement shall be governed by and construed in accordance with the substantive laws of Finland. Any dispute arising out of or relating to this Agreement or transaction agreed herein shall be finally settled by arbitration in accordance with the Arbitration Rules of the Stockholm Chamber of Commerce. The Arbitration Tribunal shall consist of three (3) arbitrators, one (1) to be appointed by AMSC, one (1) by the Sellers and one (1) arbitrator, serving as the chairman, by the two arbitrators so appointed. Failing the appointment of an arbitrator or the chairman, the arbitrator or the chairman, as the case may be, shall be appointed by the Arbitration Board of the Stockholm Chamber of Commerce. The arbitration shall be held in Stockholm, Sweden and the arbitral proceedings shall be conducted in the English language, but evidence may be submitted also in Finnish and/or Swedish and witnesses heard in any of the said languages.

4.4	Each Party to this Agreement acknowledges and represents that it (i) has fully and carefully read and acquainted itself with this Agreement prior to signing it, (ii) has been or has had the opportunity to be, advised by independent legal counsel of its own choice at its own costs as to the legal effect and meaning of each of the terms and conditions of this Agreement, and (iii) is entering into this Agreement freely and voluntarily and not in reliance on any promises or representation other than as set forth in this Agreement.
[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above in two (2) identical counterparties, one (1) for each Party.

AMERICAN SUPERCONDUCTOR CORPORATION
By:	/s/ David A. Henry
	Name:	David Henry
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

THE SHAREHOLDERS OF THE SWITCH ENGINEERING OY as listed in Appendix A to the SPA, acting through the Sellers’ Representative
By:	/s/ Veijo Karppinen
	Name:	Veijo Karppinen
	Title:	Sellers’ Representative

By:	/s/ Dag Sandås
	Name:	Dag Sandås
	Title:	Sellers’ Representative

THE SWITCH ENGINEERING CORPORATION
By:	/s/ Dag Sandås
	Name:	Dag Sandås
	Title:	CFO and Deputy to CEO